December 21, 2023

HASI Announces Conversion to C-Corporation

ANNAPOLIS, Md.--(BUSINESS WIRE)-- Hannon Armstrong Sustainable Infrastructure
Capital, Inc. ("HASI," "We," "Our" or the "Company") (NYSE: HASI), a leading investor in climate solutions, today announced that its Board of Directors (the "Board") has unanimously approved a plan to revoke its Real Estate Investment Trust (REIT) election and become a taxable C-Corporation, effective January 1, 2024.

The Board’s decision was made after careful consideration of all relevant implications and is not expected to have any material impact on the Company’s business or operations. The Company expects its existing net operating losses ("NOLs") and other tax attributes will enable HASI to continue to operate in a tax efficient manner.

"We've concluded that our optimal tax structure moving forward is to cease electing REIT status in 2024," said Jeffrey A. Lipson, President and CEO of HASI. "This change leaves our investment strategy intact and provides greater flexibility to capitalize on the tremendous growth opportunities associated with the clean energy transition."

For further information, please visit investors.hasi.com/resources/faq.

About HASI
HASI (NYSE: HASI) is a leading climate positive investment firm that actively partners with clients to deploy real assets that facilitate the energy transition. With more than $11 billion in managed assets, our vision is that every investment improves our climate future. For more information, please visit hasi.com.

Forward-Looking Statements

Some of the information contained in this press release is forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements include those discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K as well as in other periodic reports that we file with the U.S. Securities and Exchange Commission.

Forward-looking statements are based on beliefs, assumptions and expectations as of the date of this press release. We disclaim any obligation to publicly release the results of any revisions to these forward-looking statements reflecting new estimates, events or circumstances after the date of this press release.

View source version on businesswire.com:
https://www.businesswire.com/news/home/20231221100282/en/

Investors:
Neha Gaddam
investors@hasi.com
410-571-6189

Media:
Gil Jenkins
media@hasi.com
443-321-5753

Source: Hannon Armstrong Sustainable Infrastructure Capital, Inc.